Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 26, 2017, with respect to the 2016 financial statements of LNL Agents’ 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

June 29, 2018

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